UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 19, 2024

Laredo Oil, Inc.
(Exact Name of Registrant as Specified in Charter) 333-153168
(Commission File Number)

Delaware	26-2435874
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Guadalupe Street, Ste. 260 Austin, Texas	78705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 337-1199

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Hell Creek Crude, LLC, a wholly owned subsidiary of Laredo Oil, Inc. (the “Company”), has entered into a Participation Agreement, dated January 19, 2024 (the “Participation Agreement”), under which certain accredited investors provided $2,034,000 to fund the drilling of a development well and the acquisition of certain oil and gas leases in the Midfork Field in Montana.

The Participation Agreement will initially provide $2,034,000 million in cash to fund the drilling of a development well and the acquisition of certain leases currently held by Lustre Oil Company, LLC, a wholly owned subsidiary of the Company. Several of the participating accredited investors also hold $575,000 in the Company’s convertible debt, plus accrued interest, which will be considered as investments under the Participation Agreement.

The foregoing is a description of the material terms and conditions of the Participation Agreement, and related documents, and is not a complete discussion of the Participation Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Participation Agreement, a copy of which is attached as Exhibit 10.1 to this Report, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit 10.1	Participation Agreement, dated January 19, 2024.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Date: January 24, 2024	By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Participation Agreement, dated January 19, 2024.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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